UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Omega Healthcare Investors, Inc.

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OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 12, 2014

To our Stockholders:
The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, on Thursday, June 12, 2014, at 10:00 A.M. EDT, for the following purposes:
1.
  To elect three members to Omega’s Board of Directors;
2.
  To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2014;
3.
  To hold an advisory vote on executive compensation; and
4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The nominees for election as directors are Barbara B. Hill, Harold J. Kloosterman and C. Taylor Pickett, each of whom presently serves as a director of Omega.
Our Board of Directors has fixed the close of business on April 23, 2014 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.
We are choosing to follow the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process helps to expedite stockholders’ receipt of proxy materials, lower the costs of the meeting and conserve natural resources. On or about May 1, 2014, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our 2014 Proxy Statement and Annual Report to Stockholders for fiscal year 2013 and how to vote. The Notice also includes instructions on how to receive a paper copy of the proxy materials, including the meeting notice, 2014 Proxy Statement and proxy card.
We encourage you to attend our Annual Meeting. Whether you are able to attend or not, we urge you to indicate your vote (i) FOR the election of directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, and (iii) FOR the approval of the Company’s executive compensation in an advisory vote, by following the instructions for voting on the Notice, or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.
By order of Omega’s Board of Directors,

C. Taylor Pickett
Chief Executive Officer
April 29, 2014
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT.   Whether or not you plan to attend the meeting, please vote by (1) using the Internet website shown on the Notice, (2) using the Internet website or toll-free telephone number shown on the proxy card (if included), or (3) completing, signing, dating and mailing the proxy card (if included) promptly in the enclosed envelope. It is important that you return the proxy card (if included) or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 12, 2014
The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. to be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, at 10:00 A.M. EDT on Thursday, June 12, 2014, and any adjournments or postponements of the meeting.
This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2013, which includes our Annual Report on Form 10-K filed with the SEC on February 11, 2014, are available electronically at www.proxyvote.com.
RECORD DATE
Our Board of Directors has fixed April 23, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. As of the close of business on the record date, there were 125,793,941 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote.
As of the record date, our directors and executive officers beneficially owned 1,640,986 shares of our common stock (representing 1.3% of the votes entitled to be cast at the meeting).
QUORUM AND VOTING
Quorum.   Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting. Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.
Voting.   We are choosing to follow SEC rules that allow companies to furnish proxy materials to stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice also instructs you on how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials in the Notice. We plan to mail the Notice to stockholders by May 1, 2014.
Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. We urge stockholders to vote promptly either by:
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  Online Internet Voting:   Go to www.proxyvote.com and follow the instructions
•
  By Telephone:   Call toll-free 1-800-690-6903 and follow the instructions
•
  By Mail:   Complete, sign, date and return your proxy card in the enclosed envelope.
If your shares are held in “street name,” the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.
If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

Ability to Revoke Proxies.   A stockholder voting by proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person. If the proxy is not revoked, it will be voted by those named in the proxy.
Broker Non-Votes.   A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.
The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
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  Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.
•
  Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
It is imperative that each stockholder instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2014, but not with respect to any other matter to be presented at the Annual Meeting.
VOTES REQUIRED
Election of Directors.   You may vote “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors. Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.
Ratification of Selection of Ernst & Young LLP as Our Independent Auditor.   The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2014 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Advisory Vote on Executive Compensation.   The approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. This vote on executive compensation is not binding on the Board of Directors or the Company. Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.

PROPOSAL 1 — ELECTION OF DIRECTORS
Director Nominees and Voting Requirements
Our Board of Directors currently consists of eight members. Pursuant to our Charter, the directors have been divided into three groups. At this year’s Annual Meeting, three directors will be elected by the holders of our common stock to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified.
Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Harold J. Kloosterman, C. Taylor Pickett and Barbara B. Hill for election as directors. Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office for the term indicated above or until their respective successors have been duly elected and qualified.
If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies. In no event would the proxy be voted for more than two nominees.
Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares. As a result, we urge you to instruct your broker how to vote your shares.

Information Regarding Directors
Information about each director nominee, and the other individuals who currently serve on our Board of Directors, is set forth below. Individuals not standing for election at the Annual Meeting are presented under the heading “Continuing Directors.”
Director Nominees

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Nominated for Term to Expire in
Barbara B. Hill (61)	2013
Ms. Hill brings to our Board years of experience in operating healthcare-related companies. Ms. Hill is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for Moelis’ healthcare portfolio companies. She has served as an Operating Partner of Moelis Capital Partners since March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a Director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a Director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. She was active with the Boards or Committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a Board member of St. Jude Medical Corporation, a medical device company, Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. and Integra LifeSciences Holdings Corporation (“IART”), a medical device company.
			2017
Harold J. Kloosterman (72)	1992	Mr. Kloosterman brings to our Board years of experience in the development and management of real estate. Mr. Kloosterman has served as President since 1985 of Cambridge Partners, Inc., a company he formed in 1985. He has been involved in the development and management of commercial, apartment and condominium projects in	2017

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Nominated for Term to Expire in

Grand Rapids and Ann Arbor, Michigan and in the Chicago area. Mr. Kloosterman was formerly a Managing Director of Omega Capital from 1986 to 1992. Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. (now Jones Lang LaSalle).

C. Taylor Pickett (52)	2002
As Chief Executive Officer of our Company, Mr. Pickett brings to our Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions. Mr. Pickett has served as the Chief Executive Officer of our Company since 2001. Mr. Pickett is also a Director and has served in this capacity since 2002. Mr. Pickett’s term as a Director expires in 2014. Mr. Pickett is also a Director of Corporate Office Properties Trust (NYSE: OFC), an office property REIT and a Director of Atherio, a technology, outsourcing, consulting and managed services company. From 1998 to 2001, Mr. Pickett served as the Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (“IHS”), a public company specializing in post-acute healthcare services. Mr. Pickett served in a variety of executive roles at IHS from 1993 through 1998. From 1991 to 1993, Mr. Pickett was Vice President of Taxes for PHH Corporation. From 1984 to 1991, Mr. Pickett worked for KPMG, an international accounting and consulting firm.
			2017

Continuing Directors

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in
Thomas F. Franke (84)	1992	Mr. Franke brings to our Board years of experience in the operation of real estate companies, including long-term care providers. Mr. Franke is Chairman and a principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids, Michigan. He is also a founder in 1992 of Laurel Health Care, Inc. (a private nursing home firm operating in the eastern United States) and serves as the Chairman Emeritus of Laurel. At one time, he was a principal owner of Abacus Hotels LTD. (a private hotel firm in the United Kingdom).	2015

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in
		Mr. Franke was a founder and previously a Director of Principal Healthcare Finance Limited and Omega Worldwide, Inc.
Bernard J. Korman (82)	1993
Mr. Korman brings to our Board extensive experience in healthcare, experience as a director of a real estate investment trust (“REIT”), and experience as a chairman from his former role as chairman of Pep Boys. Mr. Korman has served as Chairman of the Board since March 8, 2004. Mr. Korman served as Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, from December 1995 to June 30, 2010. Mr. Korman is also a Director of The New America High Income Fund, Inc. (NYSE:HYB) (financial services) and a past Director of Medical Nutrition USA, Inc. (OTC:MDNU.OB) (develops and distributes nutritional products) and NutraMax Products, Inc. (OTC:NUTP) (consumer health care products). He was formerly President, Chief Executive Officer and Director of MEDIQ Incorporated (AMEX:MED) (health care services) from 1977 to 1995. Mr. Korman served as a Trustee of Kramont Realty Trust (NYSE:KRT) (a REIT) from June 2000 until its merger in April 2005. Mr. Korman also served as a Director of The Pep Boys, Inc. (NYSE:PBY) from 1983, and as Chairman of the Board from May 2003, until his retirement from such Board in September 2004. Mr. Korman was previously a Director of Omega Worldwide, Inc.
			2015
Craig R. Callen (58)	2013
Mr. Callen brings to our Board financial and operating experience as an advisor, investment banker and board member in the healthcare industry. Mr. Callen is currently a Senior Advisor to Crestview Advisors, LLC, a private equity firm. He was Senior Vice President and Head of Strategic Planning and Business Development and a member of the Executive Committee for Aetna, Inc. from 2004 to 2007. Mr. Callen was previously Managing Director and co-head of U.S. health care investment banking at Credit Suisse First Boston (“CSFB”). Mr. Callen was also co-head of healthcare investment banking at Donaldson, Lufkin & Jenrette prior to its acquisition by CSFB. Mr. Callen is currently a Director of Symbion, Inc., a Crestview portfolio company
			2015

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

operating surgical facilities. Mr. Callen is also a Director of HMS Holdings Corp. (NASDAQ: HMSY), a leader in cost containment, program integrity, and benefits solutions coordination for government-funded, commercial, and private entities in the healthcare industry. Previously, he was a Director of Sunrise Senior Living, Inc. from 1999 through 2008 and Kinetic Concepts, Inc. from 2009 through 2011.

Edward Lowenthal (69)	1995
Mr. Lowenthal brings to our Board years of experience in the development and operation of real estate. Mr. Lowenthal currently serves as a Director of American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level and serves as a trustee of the Manhattan School of Music). From 2004 to 2013, he was a Director of Desarrolladora Homex (NYSE: HXM) (a Mexican homebuilder) and serves as a Trustee of the Manhattan School of Music. Mr. Lowenthal also served as non-executive Chairman of REIS, Inc. (a public provider of real estate market information and valuation technology (NASDAQ:REIS) from November 2010 until his term expired in 2012. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (a real estate merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986. He is co-founder of Wellsford Strategic Partners, a private real estate investment company and is non-executive Chairman of Tiburon Lockers, Inc., a private rental locker company.
			2016
Stephen D. Plavin (54)	2000
Mr. Plavin brings to our Board management experience in the banking and mortgage-based real estate investment trust sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is a Senior Managing Director of the Blackstone Group (since December, 2012) and the Chief Executive Officer and a Director of Capital Trust, Inc., (NYSE:CT) a New York City-based mortgage REIT that is now managed by Blackstone. He has served as CEO of Capital Trust since 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital
			2016

Director (age as of April 23)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase. Mr. Plavin is also a director of WCI Communities, a privately-held developer of residential communities.

Recommendation
The Board of Directors unanimously recommends a vote FOR the election of Ms. Hill, Mr. Kloosterman and Mr. Pickett.

STOCK OWNERSHIP INFORMATION
The following table sets forth information regarding the beneficial ownership of our common stock as of April 23, 2014 for:
•
  each of our directors and the named executive officers appearing in the table under “Executive Compensation — Summary Compensation Table” included elsewhere in this Proxy Statement; and
•
  all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.
Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power, or the right to acquire such power within 60 days of April 23, 2014. Except for shares of restricted stock and unvested units as to which the holder does not have investment power until vesting or as otherwise indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable. Unvested restricted stock units (“RSUs”), unvested performance restricted stock units (“PRSUs”) and deferred stock units under our Deferred Compensation Plan are not included in the “Common Stock Beneficially Owned” columns, except to the extent such units vest or the applicable deferral period expires within 60 days of April 23, 2014. Accordingly, we have provided supplemental information regarding deferred stock units, unvested RSUs, and earned but not yet vested PRSUs under the caption “Common Stock Equivalents.” For information regarding unearned, unvested PRSUs for performance periods not yet completed, see “Outstanding Equity Awards at Fiscal Year End” at page 40 below.
The business address of the directors and executive officers is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030. As of April 23, 2014, there were 125,793,941 shares of our common stock outstanding and no preferred stock outstanding.

Beneficial Owner				Other Common Stock Equivalents
	Common Stock Beneficially Owned			Unvested RSUs/ Earned but unvested PRSUs(1)	Deferred Stock Units(2)		Percent of Class including Common Stock Equivalents(3)
	Number of Shares		Percent of Class
Daniel J. Booth	210,786	(4)	0.17%	124,814			0.27%
Craig R. Callen	3,000		*		4,739	(5)	*
R. Lee Crabill	89,832	(6)	*	63,787			0.12%
Thomas F. Franke	108,066	(7)	*				*
Barbara B. Hill	4,562	(8)	*				*
Harold J. Kloosterman	22,069	(9)	*		30,341	(10)	*
Bernard J. Korman	620,363	(11)	0.49%		5,237	(12)	0.50%
Edward Lowenthal	39,247	(13)	*		2,075		*
C. Taylor Pickett	302,849		0.24%	220,068	130,676	(14)	0.52%
Stephen D. Plavin	62,518	(15)	*				*
Michael D. Ritz	15,223		*	13,875	9,103	(16)	*
Robert O. Stephenson	162,471		0.13%	89,292	49,680	(17)	0.24%
Directors and executive officers as a group (12 persons)	1,640,986		1.30%	511,836	231,851		1.90%
5% Beneficial Owners:
The Vanguard Group, Inc.	15,642,993	(18)	12.44%
BlackRock, Inc.	9,542,275	(19)	7.59%
Vanguard Specialized Funds – Vanguard REIT Index Fund	7,930,715	(20)	6.30%

*
  Less than 0.10%

(1)
  Includes RSUs and earned but unvested PRSUs, which in each case vest more than 60 days from April 23, 2014, subject to continued employment. Each unit represents the right to receive one share of common stock. See “Outstanding Equity Awards at Fiscal Year End.”
(2)
  Deferred stock units representing the deferral of vested equity awards pursuant to the Company’s Deferred Stock Plan. Includes deferred stock units associated with RSUs and PRSUs vesting within 60 days which the holder has elected to defer. The deferred stock units will not be converted until the date or event specified in the applicable deferred stock agreement. See “Nonqualified Deferred Compensation.”
(3)
  Based on 1,640,986 shares of common stock and 743,687 additional common stock equivalents outstanding as of April 23, 2014.
(4)
  Includes 23,523 shares of issuable in respect of PRSUs earned for the 2011-2013 performance period which vest June 30, 2014 subject to continued employment.
(5)
  Includes 2,000 shares of restricted stock, subject to forfeiture until vested.
(6)
  Includes 10,776 shares issuable in respect of PRSUs earned for the 2011-2013 performance period which vest June 30, 2014 subject to continued employment.
(7)
  Includes (a) 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member and (b) 3,833 shares of restricted stock, subject to forfeiture until vested. Mr. Franke has pledged 53,375 shares to secure borrowings that may be from time to time outstanding under a lending facility.
(8)
  Includes 2,000 shares of restricted stock, subject to forfeiture until vested.
(9)
  Includes shares owned jointly by Mr. Kloosterman and his wife.
(10)
  Includes 3,833 shares of restricted stock, subject to forfeiture until vested.
(11)
  Includes (a) 11,624 shares held in Mr. Korman’s wife’s name and (b) 1,166 shares of restricted stock, subject to forfeiture until vested.
(12)
  Includes 3,305 shares of restricted stock, subject to forfeiture until vested.
(13)
  Includes 3,833 shares of restricted stock, subject to forfeiture until vested.
(14)
  Includes 39,203 shares of issuable in respect of PRSUs earned for the 2011-2013 performance period that vest June 30, 2014 subject to continued employment, which Mr. Pickett has elected to defer receiving.
(15)
  Includes 3,833 shares of restricted stock, subject to forfeiture until vested.
(16)
  Includes 2,731 shares of issuable in respect of PRSUs earned for the 2011-2013 performance period that vest June 30, 2014 subject to continued employment, which Mr. Ritz has elected to defer receiving.
(17)
  Includes 14,904 shares of issuable in respect of PRSUs earned for the 2011-2013 performance period that vest June 30, 2014 subject to continued employment, which Mr. Stephenson has elected to defer receiving.
(18)
  Based on a Schedule 13 G/A filed by The Vanguard Group, Inc. on February 12, 2014. The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355. Includes 231,480 shares of common stock over which The Vanguard Group Inc. has sole voting power or power to direct the vote.
(19)
  Based on a Schedule 13 G/A filed by BlackRock Inc. on January 30, 2014. BlackRock Inc. is located at 40 East 52nd Street New York, New York 10022. Includes 9,119,301 shares of common stock over which BlackRock Inc. has sole voting power or power to direct the vote.
(20)
  Based on a Schedule 13 G/A filed by The Vanguard Group, Inc. on February 4, 2014. Vanguard Specialized Funds — Vanguard REIT Index Fund is located at 100 Vanguard Blvd. Malvern, PA 19355. Includes 7,930,715 shares of common stock over which Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power or power to direct the vote.

BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.

Director	Board	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Craig R. Callen	Member			Member
Thomas F. Franke	Member		Chairman		Member
Barbara B. Hill	Member	Member
Harold J. Kloosterman	Member	Member	Member	Chairman	Member
Bernard J. Korman	Chairman		Member	Member	Member
Edward Lowenthal	Member	Member	Member		Chairman
C. Taylor Pickett	Member			Member
Stephen D. Plavin	Member	Chairman	Member		Member

The Board of Directors held seven meetings during 2013. All members of the Board of Directors attended more than 75% of the Board of Directors or Committee meetings held during 2013. Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the NYSE listing standards for independence. While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company. Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence. While we invite our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance. Mr. Pickett was the only director who attended the Annual Meeting last year.
Board Leadership Structure and Risk Oversight
Since 2001, an independent non-employee director has served as the Chairman of the Board of Directors, rather than our Chief Executive Officer. We separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day management and operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board.
The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk. Management is responsible for identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.
Portfolio and investment risk is one of the principal risks faced by the Company. We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.

Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements and internal control over financial reporting. The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements. While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees risk and risk management issues otherwise arising in the Company’s business and operations.
Audit Committee
The Audit Committee met four times in 2013. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process. In addition, the Audit Committee selects our Company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.
Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE. The Board of Directors has determined that Mr. Plavin is qualified to serve as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The Board of Directors made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Executive Officer of Capital Trust, Inc., a New York City-based mortgage REIT and investment management company, where he is responsible for all management activities. Additionally, Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.
Compensation Committee
The Compensation Committee has responsibility for the compensation of our key management personnel and administration of our equity incentive plans. During 2013, the Compensation Committee met ten times. The responsibilities of the Compensation Committee are more fully described under “The Compensation Committee” on page 21 below and in its Charter, which is available on our website at www.omegahealthcare.com.
Investment Committee
The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds. The Investment Committee met three times during 2013.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met two times during 2013 and has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience. The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Company does not have a policy with regard to consideration of diversity in identifying nominees, and historically diversity has not been a material factor in selecting nominees to the Board. The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.
The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director. Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “Stockholder Proposals” below.

Communicating with the Board of Directors and the Audit Committee
The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable. These communications may be confidential or anonymous and may be submitted in writing or through the Internet. The employees have been provided with direct and anonymous access to each of the members of the Audit Committee. Our Company’s Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.
Interested parties may contact our non-management directors by writing to them at our headquarters: Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com. Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration. The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members. The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications. Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.
Policy on Related Party Transactions
We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.
As part of our acquisition of entities owning 143 skilled nursing facilities from CapitalSource Inc., in June 2010 we acquired entities owning two skilled nursing facilities with existing leases in place to Laurel Heath Care Management Company (“Laurel”). Thomas F. Franke, a member of our Board of Directors, is the Chairman Emeritus of Laurel and owns less than 0.5% of Laurel. Mr. Franke’s son is a member of the board of directors of Laurel, and his children, their spouses, and his grandchildren, together with trusts for their benefit, beneficially own approximately 33.5% of Laurel. Our lease with Laurel provides for annual rent of approximately $1.1 million and expires in April 2015.
Code of Business Conduct and Ethics
We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. A copy of our Code of Ethics is available on our website at www.omegahealthcare.com, and print copies are available upon request without charge. You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by telephone at 410-427-1700. Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.
Stock Ownership Guidelines
The Board has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership. These guidelines create a strong link between stockholders’ and management’s interest. The

Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. The Chief Operating Officer and Chief Financial Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries. Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board within five years of the director’s appointment. The complete stock ownership guidelines contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.
Director Retirement Policy
Effective July 20, 2012, it is the policy of the Board that after reaching 75 years of age, directors shall not stand for re-election and thereafter shall retire from the Board upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.
Corporate Governance Materials
The Corporate Governance Guidelines, Code of Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any stockholder who requests them.

AUDIT COMMITTEE AND INDEPENDENT AUDITOR MATTERS
The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our Company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which is available on our website at www.omegahealthcare.com. The Board of Directors reviews the Audit Committee Charter annually.
The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A (m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that Stephen Plavin is an “audit committee financial expert,” as defined by SEC rules.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).
Audit Committee Report
The Audit Committee, with respect to the audit of Omega’s 2013 audited consolidated financial statements, reports as follows:
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  The Audit Committee has reviewed and discussed our 2013 audited consolidated financial statements with Omega’s management;
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  The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;
•
  The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Omega;
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  Based on reviews and discussions of Omega’s 2013 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2013 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K;
•
  The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all service performed by, our Company’s independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein; and

•
  The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.
Audit Committee of the Board of Directors
Stephen D. Plavin, Chairman
Barbara B. Hill
Harold J. Kloosterman
Edward Lowenthal
Independent Auditors
Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2013, 2012 and 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting. Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.
Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2013 and 2012 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.

	Year Ended December 31,
	2013 ($)	2012 ($)
Audit Fees	964,000	876,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	964,000	876,000

Audit Fees
The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2013 and 2012, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2013 and 2012, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2013 and 2012, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $964,000 and $876,000, respectively.
Audit Related Fees
Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2013 and 2012.
Tax Fees
Ernst & Young LLP was not engaged to perform services to our Company relating to tax compliance, tax planning and tax advice for fiscal years 2013 and 2012, respectively.

All Other Fees
No other professional services were rendered or fees billed by Ernst & Young LLP in 2013 or 2012.
Determination of Auditor Independence
The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.
Audit Committee’s Pre-Approval Policies
The Audit Committee’s current practice is to pre-approve all audit services and all permitted non-audit services to be provided to our Company by our independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.
PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2014
The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection. Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders. Information concerning the services Ernst & Young LLP provided to us can be found beginning on page 16 above.
Voting Required for Approval
The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year. Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.
Recommendation of the Board
The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2014.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
Background on Advisory Vote
Federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).
Our Compensation Program
As described more fully in our Compensation Discussion and Analysis section beginning on page 21 of this Proxy Statement (“CD&A”) and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives to support our business strategy, achieve our short-term and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.
Our Compensation Committee has historically engaged in a comprehensive review of our executive compensation program approximately every three years in connection with establishing the performance goals for multi-year incentive awards and implementing new employment agreements with our named executive officers. As a result of the most recently completed review in 2013, the Compensation Committee implemented a restructured executive compensation program as described in CD&A below. The compensation program for 2011-2013 and incentive awards thereunder were also described in the CD&A included in the Company’s proxy statement for our 2013 annual meetings of stockholders, at which over 97% of the votes cast voted to approve the Company’s executive compensation in the advisory “Say-on-Pay” vote. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s executive compensation.
We urge you to read the CD&A section of this Proxy Statement and the tables and narrative for the details on the Company’s executive compensation, including the compensation program implemented for 2014-2016. Our compensation programs emphasize pay for performance, such that the interests of the named executive officers, including the Chief Executive Officer, are aligned with the interests of stockholders. In particular, we believe that stockholders should note the following in evaluating our executive compensation program, which should be read in conjunction with the more detailed discussion in our CD&A:
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  For the three-year period ending December 31, 2013, we generated absolute Total Shareholder Return (“TSR”) of 68.1%, which places Omega in the 90th percentile relative to the average total shareholder return achieved by companies comprising the MSCI U.S. REIT Index.
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  The Company generated the highest total return (stock price growth plus dividends) for the ten years ending December 31, 2013 of the 99 equity REITs analyzed by KeyBanc Capital Markets.
•
  Our three-year equity compensation program for 2011-2013 was designed to provide 50% of each executive officer’s equity compensation opportunity at target for the three-year period ending December 31, 2013 in the form of performance units, with the actual number of shares earned based on TSR.
◦
  50% of each executive officer’s performance-based equity compensation at target for the 2011-2013 performance period was based on TSR for the three-year period ending December 31, 2013, with absolute TSR weighted 75% and relative TSR weighted 25% and measured against the MSCI U.S. REIT Index.
◦
  The other 50% of each executive officer’s performance-based equity compensation opportunity at target for 2011-2013 was based on absolute TSR for each of three annual performance periods ending December 31, 2011, 2012 and 2013, respectively.

•
  For 2014-2016, the Compensation Committee implemented a new long-term incentive compensation program with smaller annual equity grants than the Company’s historical equity grants made once every three years.
◦
  The Compensation Committee based the size of the awards on projected estimated accrued taxable compensation, rather than grant date fair value for accounting purposes, because the fair value for accounting purposes of performance awards is significantly discounted to reflect the risk of non-achievement of the performance goals. This determination reduced the size of the equity awards from the levels that would had been indicated if the awards were sized based on estimated compensation expense for accounting purposes.
◦
  50% of the target realizable value of the annual equity awards will be in form of time-based equity awards, and 50% will be in the form of performance-based equity awards.
◦
  For the performance-based equity awards, 50% of the target realizable value will be based on absolute TSR, and 50% will be based on relative TSR.
•
  Our annual grants of time-based equity awards for 2014-2016 are subject to three-year “cliff vesting,” except in the case of death, disability, termination without cause or resignation for good reason. Unlike restricted stock grants at many companies, our time-based awards for 2014-2016 do not vest ratably over the term, but will generally only be earned if the executive remains employed for three years (except for one-time transition grants in connection with the shift from three-year end-to-end long-term incentive grants to annual rolling three-year incentive grants as described in CD&A).
•
  Our Compensation Committee has established appropriately challenging performance goals for performance-based equity awards:

Absolute TSR-Based Performance Units	Threshold	Target	High
TSR (annualized and compounded annually for the multi-year PRSUs)	8%	10%	12%
Relative TSR-Based Performance Units vs. Peer Group (2014-2016)	-300 basis points	0	+300 basis points

Relative TSR-Based Performance Units
Percentile vs. Peer Group (2011-2013)	50th	65th	80th

•
  At least 70% of each officer’s annual cash bonus opportunity is based on objective performance metrics.
•
  Change in control benefits are generally only payable on a double trigger basis (i.e., following both a change in control and a qualifying termination of employment). Performance-based equity awards would be accelerated in the event of a change in control, but only earned based on the level of actual performance through the date of the change in control.
•
  The Company has a long-term record of generating shareholder return and dividend growth.
•
  In December 2011, we obtained an investment grade credit rating from Standard & Poor’s Rating Services on our long-term unsecured debt. In 2012, we obtained an investment grade credit rating from Fitch Ratings on our long-term unsecured debt. This reflects our prudent management of our balance sheet and reduces our borrowing costs going forward.
•
  The Compensation Committee is advised by an independent compensation consultant who provides no other services to the Company.
•
  The Company has implemented majority voting in the election of directors.

Proposed Vote
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.
Because the vote is advisory, it will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome on this proposal; however, the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.
Voting Required for Approval
Approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast by all stockholders entitled to vote. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board
The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Our CD&A addresses the following topics:
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  the members and role of our Compensation Committee, which we refer to as the “Committee” in this CD&A;
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  our compensation-setting process;
•
  our philosophy and objectives regarding executive compensation;
•
  the components of our executive compensation program; and
•
  our compensation decisions for fiscal years 2013 and the 2014-2016 performance period.
The Compensation Committee
Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin are the members of the Committee. Mr. Franke is the Chairman of the Committee. Each member of the Committee qualifies as an independent director under the NYSE listing standards and under our Board of Directors’ standards of independence.
The Committee’s responsibilities and functions are governed by its charter, which the Board of Directors has adopted and a copy of which is available at our website at www.omegahealthcare.com. The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers. The Committee also periodically reviews the compensation of our directors and makes recommendations regarding possible adjustments for consideration by the Board of Directors. To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees (which shall consist of one or more members of the Committee) and delegate authority to such subcommittees as it deems appropriate. The Committee reports to the Board of Directors as it deems appropriate and as the Board of Directors may request.
The Committee is also responsible for the following activities in addition to the other activities listed in the Committee’s charter:
•
  determining and approving the compensation for the Chief Executive Officer and our other named executive officers following an evaluation of their performance in respect of goals and objectives established by the Committee and such other factors as the Committee deems appropriate;
•
  reviewing and recommending for the Board of Directors’ approval (or approving, where applicable) the adoption and amendment of our director and executive officer incentive compensation and equity-based plans;
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  administering our incentive compensation and equity-based plans and approving such awards thereunder as the Committee deems appropriate;
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  reviewing and monitoring succession plans for the Chief Executive Officer and our other senior executives;
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  preparing, reviewing and discussing with management the CD&A required by SEC rules and regulations, recommending to the Board of Directors whether the CD&A should be included in our proxy statement or other applicable SEC filings;
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  overseeing and administering any employment agreements, severance agreements or change of control agreements that are entered into between us and any executive officer; and
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  performing such other activities consistent with its charter, our Bylaws, governing law, the rules and regulations of the NYSE and such other requirements applicable to us as the Committee or the Board of Directors deems necessary or appropriate.

Committee Meetings and Process
The Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee met ten times during the year ended December 31, 2013. The Chairman of the Committee works, from time to time, with the Chief Executive Officer and other members of the Committee to establish the agenda for the Committee’s meetings. The Committee meets in one or more executive sessions each year to evaluate the performance of our named executive officers, to determine their bonuses for the prior year, to establish bonus metrics for the current year, to set salaries for the current year and to approve any grants of equity incentive compensation, as the case may be. Additionally, the Committee meets with Omega’s legal counsel and from time to time with other outside advisors as the Committee determines appropriate.
The Committee receives and reviews materials in advance of its meetings. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee may from time to time request. Depending upon the agenda for the particular meeting, these materials may include, among other things:
•
  reports from compensation consultants or legal counsel;
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  a comparison of the compensation of our executives and directors to our competitors prepared by members of the Committee, by management at the Committee’s request or by a compensation consultant engaged by the Committee;
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  financial reports on year-to-date performance versus budget and compared to prior year performance, as well as other financial data regarding us and our performance;
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  reports on our strategic plan and budget for future periods;
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  information on the executive officers’ stock ownership and holdings of equity-based incentives; and
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  reports on the levels of achievement by each named executive officer of individual and corporate objectives.
The Committee regularly reviews executive compensation to ensure that its compensation goals and objectives are being met. The Committee has historically engaged in a comprehensive review approximately every three years in connection with establishing the performance goals for multi-year incentive awards and implementing new employment agreements with our named executive officers. Our Chief Executive Officer meets with the Committee at least annually and upon the Committee’s request to provide information to the Committee regarding management’s views regarding its performance as well as other factors the Chief Executive Officer believes should impact the compensation of our executive officers. In addition, the Chief Executive Officer provides recommendations to the Committee regarding the compensation for each of the named executive officers and the business and performance targets for incentive awards and bonuses.
Committee Advisors
The Compensation Committee charter grants the Committee the sole and direct authority to engage and terminate advisors and compensation consultants and to approve their fees and retention terms. These advisors and consultants report directly to the Committee, and we are responsible for paying their fees.
Beginning in late 2012 and continuing in 2013, the Committee undertook to review and update the Company’s executive compensation program. In connection with the comprehensive review of the compensation system for our named executive officers, the Compensation Committee engaged FPL Associates, L.P. (“FPL”) as a consultant to the Committee. FPL has not performed any work for us other than work for which it was engaged by the Committee. FPL presented to the Committee FPL’s analysis that included, but was not limited to, recommendations regarding the composition of a peer group of companies that would be the basis for a benchmarking evaluation of the Company’s compensation programs, the status of our current compensation program as compared to those of our peer companies, the methodologies behind the research and analysis it used to prepare the comparisons, the techniques it used to standardize the compensation programs of peer companies in order to permit more accurate comparisons against our programs and a proposed plan covering all aspects of the compensation for our named executive officers. The analysis and process resulted in executive employment agreements with each of our named executive officers that were entered into in November 2013 and have terms that run through December 31, 2016, and the design and implementation of a compensation program including long-term incentives for periods beginning December 31, 2013 and ending December 31, 2016.
Peer Group Benchmarking
Based on the analysis provided by FPL and with the input of the members of the Committee, the Committee determined that FPL’s analysis would be benchmarked based on two peer groups of public REITs comparable to the Company that were identified by FPL in December 2013. The “Size Peer Group” consists of the following 11 REITs with market or total capitalization comparable to the Company: BioMed Realty Trust, Inc., Corporate Office Properties Trust, EPR Properties, Federal Realty Investment Trust, Healthcare Realty Trust Incorporated, LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., National Retail Properties, Inc., Realty Income Corporation, and Washington Real Estate Investment Trust. The “Asset Peer Group” is comprised of the following 7 public REITs, all of which operate in the health care sector: HCP, Inc., Health Care REIT, Inc., Healthcare Realty Trust Incorporated, LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., and Ventas, Inc. The Committee recognized that healthcare REITs can be viewed as a sub-sector of the REIT industry since healthcare REITs are often subject to different market conditions than the real estate industry generally, such as the impact of healthcare reimbursement policy. The Committee also recognized that compensation of REIT executives is generally correlated with the size of the REIT. Accordingly, the Committee considered both the Size Peer Group and the Asset Peer Group and with advice from FPL determined that the data relating to the Size Peer Group would be weighted 66-2/3% and the data relating to the Asset Peer Group would be weighted 33-1/3% for purposes of developing peer group compensation data. Analyses performed included a comparison of salaries, annual bonus programs, short term equity based incentive compensation and multi-year equity based incentive compensation of comparable officers for each company as well as total compensation over a three-year period as compared to total shareholder return generated over such period.
Compensation Policy and Objectives
Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and, more importantly, to provide meaningful incentives for our executives to strive to enhance shareholder value over both near and longer term periods in a manner that balances potentially competing incentives that could create risk. The Committee’s current executive compensation philosophy is based on these fundamental principles: (i) all compensation should be referenced on an analysis of the practices of appropriate peer groups as well as industry surveys, (ii) compensation grants and changes to compensation should be performance and responsibility based, (iii) base salaries should be at approximately the median for similar positions of the applicable peer groups, and (iv) a substantial portion of executive compensation should be performance-based and tied to shareholder return over time.
The policy and the guidelines followed by the Committee historically have been directed toward providing compensation and incentives to our executive officers in order to achieve the following objectives:
•
  reward performance and initiative;
•
  be competitive with other REITs viewed as competitors for executive talent;
•
  be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in adjusted funds from operations on a per share basis and total shareholder return;
•
  structure incentive programs utilizing various performance metrics to minimize the potential for risk associated with over-weighting any particular performance metric;
•
  align the interests of our executive officers with the interests of our stockholders; and
•
  encourage and facilitate our executives’ ability to achieve meaningful levels of ownership of our stock.

The Role of Stockholder Say-on-Pay Votes
The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s 2013 annual meeting of stockholders, over 97% of the votes cast were voted in favor of the 2013 say-on-pay proposal. The Compensation Committee believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation. The Compensation Committee considered these results in designing an executive compensation program going forward as described herein. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.
In considering the voting results of prior say-on-pay proposals, the Committee was aware that the Company’s past practice of granting long-term incentives once every three years resulted in significant year to year variation in the value of grants. Accordingly, for performance periods beginning in 2014, the Committee decided to move from the approach of making grants of long-term incentives every three years to making grants of long-term incentives each year for rolling three year periods.
Employment Agreements
Effective November 15, 2013, the Committee and the Board of Directors approved new employment agreements with each of C. Taylor Pickett, Daniel J. Booth, Robert O. Stephenson, R. Lee Crabill and Michael D. Ritz, which were each executed on November 15, 2013. Pursuant to the employment agreements, our five senior executives have similarly structured compensation plans consisting of base salary, annual cash bonus opportunity, and long-term incentive opportunity. All of the employment agreements expire on December 31, 2016. See “Compensation and Severance Agreements” at pages 43-46.
Elements of Compensation
Annual Base Salary
Our approach to base compensation levels has been to offer competitive salaries in comparison with prevailing market practices for comparable positions at our peer group companies. The Committee evaluates and reviews the executive officers’ annual base salaries in connection with its annual review of management’s performance and based on input from our Chairman of the Board and our Chief Executive Officer. In undertaking the annual review, the Committee considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent officer, as well as our overall performance and the achievement of our strategic objectives and budgets. The Committee generally views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities. The Committee also reviews internal pay equity in the context of the target percentile objectives when making base salary decisions, although neither internal equity nor any percentile target is a dispositive factor. The Committee also considers the effect of increasing base salary on other aspects of the overall compensation program.
2014 Base Salaries.   For 2013 the Committee had determined to target executive base salaries at the market median, based on the Size Peer Group weighted at 66-2/3% and Asset Peer Group weighted at 33-1/3%. This determination was based on advice from FPL which noted that this weighting was warranted given the high correlation between size and level of base pay. For 2014, the Committee approved base salary increases of approximately 2.5% for the executive officers, which the Committee determined to be appropriate taking into account the performance of the officers and inflation. The base salaries for our named executive officers for 2014 are set forth below.

Name	2014 Base Salary ($)
C. Taylor Pickett	717,500
Daniel J. Booth	451,000
Robert O. Stephenson	410,000
R. Lee Crabill	338,250
Michael D. Ritz	271,625

Annual Cash Bonus Opportunity
Our historical compensation practices have embodied the principle that annual cash bonuses that are based primarily on achieving objectives that enhance long-term stockholder value are desirable in aligning stockholder and management interests. The Committee strives to award individual annual bonuses for each named executive officer consistent with market practices for positions with comparable decision-making responsibilities and that reward individual contributions by executive officers, all in accordance with the terms of each executive officer’s employment agreement as discussed below.
We accrue estimated bonuses for our executive officers throughout the year service is performed relating to such bonuses, and thus bonuses are expensed in the year they are earned, assuming they are approved by our Board of Directors. Each officer must include his bonus in his taxable income in the year in which he receives it.
2013 Annual Cash Bonus Opportunity.   The Committee established the 2013 cash bonus opportunities for the executive officers named below subject to the achievement of the performance criteria established below:

	Annual Incentive (% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	150%
Daniel J. Booth	50%	75%	100%
Robert O. Stephenson	50%	62.5%	75%
R. Lee Crabill	30%	50%	70%
Michael Ritz	40%	50%	60%

The Committee established the cash bonus metrics and payout levels as set forth below:

% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)
40%	Adjusted FFO per share(1)	$2.45	$2.47	$2.51
30%	Tenant quality(2)	Less than 2%	Less than 1.5%	Less than 1%
30%	Subjective(3)

(1)
  Adjusted funds from operations per share. The adjusted FFO metric will be subject to adjustment to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors.
(2)
  2013 uncollected rents as a percentage of 2013 gross revenues.
(3)
  Subjective determination of the committee, including among other things, factors such as subjective evaluation of individual performance, Funded Debt / Total Asset Value and/or credit rating upgrade from a rating agency.
(4)
  As to any bonus metric except the subjective metric, if the level of achievement of the relevant performance metric is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be based on linear interpolation.
FFO and adjusted FFO are non-GAAP financial measures. The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairment on real estate assets. Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income. Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash stock-based compensation and certain revenue and expense items as more fully set forth in the reconciliation in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 4, 2014. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.

In connection with determining the level of subjective bonus earned with respect to 2013 performance, the Chief Executive Officer provided the Committee with an assessment of each executive officer’s performance in 2013 and his respective contribution to the Company’s success in addressing the uncertain economy and challenging conditions in the capital markets. The Committee, after consultation with the Chief Executive Officer, determined to award each named executive officer the full amount of the subjective portion of his bonus for 2013. The principal factors noted in the assessment of the executive officers’ performance included:
•
  the completion of an underwritten public offering of 2.875 million shares of the Company’s common stock;
•
  the upgrade of the Company’s senior unsecured debt rating to investment grade by Moody’s Investor Service;
•
  the completion of a $250 million Equity Shelf Program for a continuous at-the-market offering of the Company’s common stock;
•
  the issuance of $198 million of common stock via the Company’s at-the-market equity shelf programs at an average price of $30.48 per share;
•
  the issuance of $56 million of common stock under, the Company’s Dividend Reinvestment and Common Stock Purchase Plan at an average price of $28.94 per share;
•
  the payoff of $51 million long-term debt;
•
  the refinancing of $59 million long-term debt;
•
  the completion of $622 million in new investments in 2013;
•
  maintaining modest leverage and significant liquidity, which positioned the Company to take advantage of growth opportunities;
•
  favorable lease extensions and re-leases; and
•
  success in portfolio restructurings and workouts.
Adjusted FFO per share for 2013 was $2.53 and tenant quality (uncollected rents as a percentage of gross revenues) for 2013 was 0%, both of which achieved and exceeded the high level of performance under the 2013 annual cash bonus program. Based on the actual performance for the 2013 year of the adjusted FFO and tenant quality components at the high level and the Committee’s determination that the subjective performance goal had been achieved at the high level, the Committee approved the following cash bonuses relating to 2013 performance:

	Total Cash Bonus Paid for 2013 ($)
	C. Taylor Pickett	Daniel J. Booth	Robert O. Stephenson	R. Lee Crabill	Michael D. Ritz
Adjusted FFO (40%)	420,000	176,000	120,000	92,400	63,600
Tenant Quality (30%)	315,000	132,000	90,000	69,300	47,700
Individual/Subjective Measures (30%)	315,000	132,000	90,000	69,300	47,700
Total Cash Bonus Paid for 2013	1,050,000	440,000	300,000	231,000	159,000

2014 Annual Cash Bonus Opportunity.   The Committee established the 2014 cash bonus opportunities for the executive officers named below subject to the achievement of the performance criteria established below:

	Annual Incentive (% of Base Salary)
Name	Threshold	Target	High
C. Taylor Pickett	100%	125%	150%
Daniel J. Booth	50%	75%	100%
Robert O. Stephenson	50%	62.5%	75%
R. Lee Crabill	30%	50%	70%
Michael Ritz	40%	50%	60%

The Committee established the cash bonus metrics and payout levels as set forth below:

% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)
40%	Adjusted FFO per share(1)	$2.69	$2.72	$2.75
30%	Tenant quality(2)	Less than 2%	Less than 1.5%	Less than 1%
30%	Subjective(3)

(1)
  Adjusted funds from operations per share. The adjusted FFO metric will be subject to adjustment to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors.
(2)
  2014 uncollected rents as a percentage of 2014 gross revenues.
(3)
  Subjective determination of the committee, including among other things, factors such as subjective evaluation of individual performance, Funded Debt / Total Asset Value and/or credit rating upgrade from a rating agency.
(4)
  As to any bonus metric except the subjective metric, if the level of achievement of the relevant performance metric is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be based on linear interpolation.
Stock Incentive Awards
Stock Incentives for 2011-2013
In 2010, the Committee implemented an equity compensation program for the period of January 1, 2011 through December 31, 2013 based in part on an assessment of practices among the companies in our peer group. As part of the 2010 process, the Committee considered granting equity-based awards in a manner that would provide executives the opportunity to earn, for superior Total Shareholder Return performance above target levels, compensation at the 75th percentile of 2010 peer group. However, the Committee noted that the grant date fair value of performance-based awards is significantly discounted to reflect the risk of achievement of the performance goals, and as a result, the potential realizable value of performance awards at the 75th percentile for high performance would be higher than the Committee viewed as appropriate at the time. As a result, in 2010 the Committee determined that stock incentive grants would be based on potentially realizable value rather than the grant date fair value for accounting purposes, reducing the size of the awards from the levels initially considered. Taking into account the peer group benchmarking data, the Committee ultimately determined in 2010 to structure executive stock incentive awards to be granted in 2011-2013 to target the following potential realizable values at December 31, 2013:

	Targeted Realizable Value for 2011-2013 Stock Incentive Awards ($)
Name	Threshold	Target	High
C. Taylor Pickett	4,400,000	7,950,000	11,500,000
Daniel J. Booth	2,480,000	4,478,000	6,748,000
Robert O. Stephenson	1,691,000	3,382,250	4,559,500
R. Lee Crabill	1,309,937	2,421,487	3,284,037
Michael D. Ritz	352,500	613,300	832,100

These potential realizable values include all of the equity incentives to be granted in 2011, 2012 and 2013 as set forth below. “Potential realizable value” or “targeted realizable value” refers to the projected estimated accrued taxable compensation through December 31, 2013 (including for this purpose the PRSUs with a performance period ending December 31, 2013 that vest in 2014), assuming that Total Shareholder Return is at the threshold, target or high level. The program implemented in 2010 was designed as a three-year compensation program, with multi-year PRSUs and time-based restricted stock granted once at the beginning of the cycle, and annual PRSUs granted in each calendar year. The 2011-2013 equity compensation program was comprised of a restricted stock grant, a multi-year PRSU grant and three annual PRSU grants for each named executive officer. Taking all equity compensation awards for the three-year period ending December 31, 2013 into account, 50% of the total equity compensation opportunity at target was performance-based, with the actual number of shares earned based on Total Shareholder Return performance as more fully described below.
Restricted Stock Awards.   One half of each officer’s equity compensation opportunity for the three year period ending December 31, 2013 (calculated at target) consisted of a one-time, time-based restricted stock award granted at January 1, 2011 under the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan (formerly known as the 2004 Stock Incentive Plan). Each restricted stock award was subject to three year cliff vesting and was subject to continued employment on the vesting date, except in the case of death, disability, termination by Omega without cause, or resignation for good reason (a “Qualifying Termination”), or in the case of a Qualifying Termination in connection with a change in control (in which case vesting was to be accelerated 100%). Dividends on the restricted stock award are paid currently on unvested and vested shares. The time-based restricted stock awards granted by the Committee as of January 1, 2011 were for the number of shares shown in the chart below.

Name	2011 Grants of Time-Based Restricted Stock
C. Taylor Pickett	176,462
Daniel J. Booth	99,396
Robert O. Stephenson	75,074
R. Lee Crabill	53,748
Michael D. Ritz	13,613

All of these restricted stock awards vested 100% at December 31, 2013.
Performance Restricted Stock Unit Awards.   The remaining one half of each officer’s long-term incentive compensation for the three year period ending December 31, 2013 consisted fifty percent (calculated at target) of an award of multi-year PRSUs granted January 1, 2011 and fifty percent (calculated at target) of three annual PRSU awards (one on each of January 1, 2011, 2012 and 2013), each of which annual awards are equal in amount. The PRSUs were granted under the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan. Each PRSU award entitled the officer to receive following the end of the performance period a number of shares of common stock that would vary depending on the level of performance (threshold, target or high) over the performance period. The number of shares attributable to the multi-year PRSUs that would be earned depended on the levels (threshold, target or high) of absolute total shareholder return, calculated in accordance with a methodology under the PRSU agreements (“absolute TSR” or “TSR”), and “relative TSR” (defined below) achieved over the three year performance period ending December 31, 2013 as set forth in the table below, with absolute TSR having a 75% weighting and relative TSR having a 25% weighting. The number of shares attributable to the annual PRSUs that would be earned depended on the level (threshold, target or high) of absolute TSR achieved for the year of each grant as set forth in the table below with absolute TSR having a 100% weighting. If performance had been below threshold, no shares under the PRSUs would have been be earned. If performance had been between threshold and target or between target and high, the number of shares earned under the PRSUs would have been determined under an interpolation formula. The baseline stock price from which TSR was measured for the multi-year PRSUs over the three-year performance period ending December 31, 2013 was $21.31, the volume-weighted average price (“VWAP”) for the Company’s common stock for the month of December 2010. The baseline stock price from which TSR was measured for the annual PRSUs over the one-year performance period ended December 31, 2013 was $23.22, the VWAP for the Company’s common stock for the month of December 2012.

Absolute TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually for the multi-year PRSUs)	8%	10%	12%

Relative TSR-Based PRSUs
Percentile vs. Peer Group	50	th	65	th	80	th

“Relative TSR” means TSR ranked on a percentile basis relative to the average total shareholder return achieved by the companies comprising the MSCI U.S. REIT Index for the same period for which TSR is calculated and using the same methodology used for calculating TSR as described above.
The multi-year PRSU awards granted by the Committee as of January 1, 2011, and the annual PRSU awards granted by the Committee for 2011, 2012 and 2013, allowed the named executive officers to earn the number of shares shown in the applicable column (threshold, target or high) of the chart below depending on performance.
Multi-Year Incentive Award
Absolute Total Shareholder Return Metric
(75% Weighting)

Name	Threshold 8%	Target 10%	High 12%
C. Taylor Pickett	10,178	66,173	117,608
Daniel J. Booth	5,761	37,274	70,566
Robert O. Stephenson	4,064	28,153	44,713
R. Lee Crabill	2,575	20,156	32,327
Michael D. Ritz	1,012	5,105	8,193

Multi-Year Incentive Award
Relative Total Shareholder Return Metric
(25% Weighting)

Name	Threshold 50th %-ile	Target 65th %-ile	High 80th %-ile
C. Taylor Pickett	3,392	22,058	39,203
Daniel J. Booth	1,920	12,424	23,522
Robert O. Stephenson	1,354	9,384	14,904
R. Lee Crabill	858	6,718	10,775
Michael D. Ritz	337	1,702	2,731

Annual Incentive Award
100% Based on Absolute Total Shareholder Return(1)

Name	Threshold 8%	Target 10%	High 12%
C. Taylor Pickett	4,523	29,410	52,270
Daniel J. Booth	2,560	16,566	31,363
Robert O. Stephenson	1,806	12,512	19,872
R. Lee Crabill	1,144	8,958	14,367
Michael D. Ritz	450	2,269	3,641

(1)
  Amounts reflect shares potentially issuable per year based on annual performance.
The multi-year PRSUs that were earned under the preceding table vest quarterly in 2014 (the year following completion of the three-year performance period), and the annual PRSUs that were earned under the preceding table vested at December 31 of the year of grant, subject in each case to continued

performance of services through the applicable vesting date. In addition, the multi-year PRSUs that were earned under the preceding table vest 100% if the executive incurs a Qualifying Termination in 2014 or a change in control occurs in 2014.
Our absolute TSR for the year ended December 31, 2013 was 32.3% and accordingly the annual PRSUs for 2013 vested at the high level and the underlying shares were issued to the executives. Our absolute TSR for the year ended December 31, 2012 was 34% and accordingly the annual PRSUs for 2012 vested at the high level and the underlying shares were issued to the executives. The performance requirement for the 2011 annual PRSUs was not achieved, and these were forfeited. Our absolute TSR and our relative TSR for the three year period ended December 31, 2013 were 68.1% and the 90th percentile, respectively, and accordingly the multi-year PRSUs were earned at the high level.
The number of earned and vested multi-year PRSUs will be paid in equal quarterly amounts in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of each calendar quarter in 2014 or on the date of a change in control, if earlier. The number of earned and vested annual PRSUs were paid in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following December 31 of the year of grant.
Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. Accrued dividend equivalents are paid to the employee at the date the shares attributable to vested PRSUs are distributable.
Stock Incentives from December 31, 2013 Forward
Overview
The Committee designed, with assistance and advice from FPL, a new long-term incentive compensation program for periods beginning in 2014. The Committee noted that the Company’s historical practice of granting long-term incentive compensation only once every three years resulted in a substantial portion of long-term incentive compensation depending on market price fluctuations during the final month of the three-year performance period. The Committee noted that its past practice of granting long-term incentive awards only once every three years created the appearance of significantly higher compensation (based on the grant date fair value of the full award) in the year of grant than in the remaining years of the program, even though the existing awards are earned over three years (subject to vesting over an additional year in the case of the multi-year PRSUs). Accordingly, rather than making a single round of restricted stock and PRSU awards for the 2014-2016 performance cycle with no additional long-term incentive awards until 2017, the Committee decided to implement a new long-term incentive compensation program effective January 1, 2014 with smaller annual equity grants than previous equity grants made once every three years. As a result, the long-term incentive compensation program was shifted from sequential “end-to-end” grant cycles (i.e., 2008-2010, 2011-2013) to “rolling three-year” grant cycles (i.e., 2014-2016, 2015-2017, 2016-2018). The Committee worked with FPL to determine the appropriate size of the annual awards and appropriate adjustments to reflect the transition to an annual grant cycle. As of November 15, 2013, the Compensation Committee approved the grant, effective January 1, 2014, of long-term incentive compensation awards to each of the officers as the first grant under the new annual rolling three year long-term incentive compensation program. As of November 15, 2013, the Compensation Committee also approved the grant, effective December 31, 2013, of one-time transition awards to each of the officers to make up for the lost compensation opportunity that the officers would otherwise suffer in the Company’s transition in 2014 from the three-year end-to-end long-term incentive compensation program to the annual rolling three-year long-term incentive compensation program.
Like the 2010 process, as part of the 2013 process, the Committee considered granting equity-based awards in a manner that would provide executives the opportunity to earn, for superior Total Shareholder Return performance above target levels, compensation at the 75th percentile of 2013 peer group. However, the Committee noted that the grant date fair value of performance-based awards is significantly discounted to reflect the risk of achievement of the performance goals, and that as a result the potential realizable value of performance awards at the 75th percentile for high performance would be higher than the Committee viewed as appropriate at the time. As a result, in 2013 the Committee determined that stock incentive grants would be based on potentially realizable value rather than the grant date fair value for accounting purposes, reducing the size of the awards from the levels initially considered. Accordingly, the number of shares of common stock of the Company issuable under the annual grants and the transition grants are based on targeted realizable value potentially realizable by each officer, rather than the estimated compensation expense to be recognized by the Company for accounting purposes. The Company expects that the compensation expense associated with the annual and transition grants for accounting purposes will be substantially less than the targeted realizable value potentially realizable by the officers. Targeted realizable value includes projected dividends and reflects potential accrued taxable income at various levels of the Company’s performance as described below.
The significant features of the long-term incentive compensation grants are summarized below. The descriptions of the timing of payment below assumes that the officer has not elected to defer receipt of the common stock or dividend equivalents under the Company’s Deferred Stock Plan.
One-Time Transition Grants effective December 31, 2013
The Compensation Committee noted that transitioning from the prior three-year end-to-end long-term incentive compensation program to the annual rolling three-year long-term incentive compensation program would result in a vesting shortfall until the fourth year of rolling three-year grants. FPL calculated this shortfall to be 175% of the targeted realizable value of each executive’s annual grants described below. The Compensation Committee determined to address this shortfall by making one-time transition grants of time-based restricted stock units (“RSUs”) and PRSUs for the period from December 31, 2013 through December 31, 2016 with the projected realizable values at target shown in the table below. The threshold, target and high levels of long-term incentive compensation reflect the aggregate projected realizable value from the vesting of time-based RSUs and from PRSUs based on TSR performance at the indicated performance level over the performance period.

	Projected Aggregate Targeted Realizable Value Transition Grants* ($)
Name	Threshold	Target	High
C. Taylor Pickett	3,598,312	7,425,496	13,558,791
Daniel J. Booth	2,113,236	4,076,529	7,276,645
Robert O. Stephenson	1,491,260	3,117,939	5,737,421
R. Lee Crabill	1,100,234	2,213,936	4,042,656
Michael D. Ritz	215,215	440,967	1,213,120

*
  Represents aggregate projected accrued taxable income realizable by the officer through December 31, 2016. The Company’s anticipated compensation expense is expected to be materially lower. See “Overview” above.
The Compensation Committee determined that the target realizable value of the transition grants should be split equally between time-based RSUs as a retention incentive and PRSUs as a performance incentive.
Restricted Stock Unit Awards.   The number of shares of the Company’s common stock subject to the transition RSU grants was determined based on FPL’s calculation of the number of shares projected to produce as of December 31, 2016, one-half of the targeted realizable value at target in the table immediately above. Each RSU award is subject to three-year ratable vesting (1/3 per year) on December 31, 2014, 2015 and 2016 and will be subject to the officer’s continued employment on the vesting date, except in the case of death, “disability,” termination by the Company without “cause,” or resignation for “good reason” (as those terms are defined in the award agreement, each a “Qualifying Termination”) that occurs after, or within 60 days before, a “change in control” (as defined in the award agreement), in which case vesting is accelerated 100%. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Company common stock upon vesting.

The time-based RSUs granted by the Committee as of December 31, 2013 were for the number of shares shown in the chart below.

Name	12/31/2013 Grants of Time-Based Restricted Stock Units
C. Taylor Pickett	90,149
Daniel J. Booth	49,491
Robert O. Stephenson	37,853
R. Lee Crabill	26,878
Michael D. Ritz	5,354

Performance Restricted Stock Unit Awards.   The number of shares of Company common stock subject to the transition grants of PRSUs at each performance level (threshold, target and high) is that number of shares that is projected to produce as of December 31, 2016, an amount equal to the targeted realizable value shown in the table above less the targeted realizable value attributable to the RSUs under the transition grants. Therefore, the total number of shares issued under the PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the transition grant. The total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the transition grant. The PRSUs are split into three component grants relating to the one-, two- and three-year performance periods starting December 31, 2013, respectively. The Compensation Committee determined to more heavily weight the three-year performance period by allocating 42.8% of targeted realizable value of the transition PRSUs to the three-year performance period component and 28.6% to each of the one-year and two-year performance period components. The number of PRSUs that will be earned for each performance period will depend 50% on the level of absolute TSR and 50% on the level of relative TSR achieved over the performance periods ending December 31, 2014, December 31, 2015 and December 31, 2016, respectively, as set forth in the table below.

TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually)	8%	10%	12%
Relative TSR-Based PRSUs
Basis Points	-300	0	+300

The baseline stock price from which TSR will be measured for the PRSUs over each of the three performance periods is $31.43, the average closing price per share of the Company’s common stock for November and December 2013. Absolute TSR or TSR is determined by reference to the total aggregate change in the Company’s stock price per share over the performance period plus dividends per share declared with respect to the performance period. Relative TSR means the Company’s TSR as compared to the total shareholder return reported for the MSCI U.S. REIT Index for the performance period. For calculating absolute TSR and relative TSR, the starting and ending stock prices used are the November and December average closing price per share at the beginning and the end of the performance periods.
The number of shares earned under the PRSUs will be determined as of the last day of each performance period. The earned PRSUs vest on the last day of the performance period, subject to the officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. If a change in control occurs, the performance period will end on the date of the change in control. If the Officer is employed on the date of the change in control or has a Qualifying Termination within 60 days after the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.
The PRSU awards granted by the Committee as of December 31, 2013 allow the officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart depending on the level of absolute (50% weighting) and relative TSR (50% weighting) performance over the applicable performance period as set forth above.

PRSUs Granted 12/31/2013 for 12/31/2013-12/31/2014
Performance Period

Name	Threshold	Target	High
C. Taylor Pickett	554	25,782	63,620
Daniel J. Booth	1,312	14,154	33,826
Robert O. Stephenson	88	10,826	27,006
R. Lee Crabill	366	7,688	18,970
Michael D. Ritz	44	1,532	6,468

PRSUs Granted 12/31/2013 for 12/31/2013-12/31/2015
Performance Period

Name	Threshold	Target	High
C. Taylor Pickett	554	25,783	63,621
Daniel J. Booth	1,313	14,155	33,826
Robert O. Stephenson	89	10,826	27,004
R. Lee Crabill	365	7,686	18,968
Michael D. Ritz	44	1,530	6,468

PRSUs Granted 12/31/2013 for 12/31/2013-12/31/2016
Performance Period

Name	Threshold	Target	High
C. Taylor Pickett	828	38,584	95,208
Daniel J. Booth	1,964	21,182	50,620
Robert O. Stephenson	133	16,201	40,413
R. Lee Crabill	547	11,504	28,387
Michael D. Ritz	66	2,292	9,679

The earned and vested PRSUs will be paid in Company common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.
Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest. Accrued dividend equivalents will be paid to the officer at the date the shares attributable to vested PRSUs are distributable.
Annual Grants for Rolling Three-Year Periods commencing January 1, 2014
As mentioned above under the heading “Overview” on page 30, as of November 15, 2013 the Compensation Committee approved the grant, effective January 1, 2014, of long-term incentive compensation awards to each of the officers as the first grant under the new annual rolling three year long-term incentive compensation program (as well as the one-time transition grant effective December 31, 2013 discussed above under the heading “One-Time Transition Grants effective December 31, 2013” on page 31). The Compensation Committee based the size of the grants of RSUs and PRSUS effective January 1, 2014 on FPL’s calculation of the grant levels that would provide each officer an opportunity to earn that number of shares of common stock of the Company over a three year period that would produce the targeted realizable value (including dividends) as of December 31, 2016 shown in the table below. The threshold, target and high levels of long-term incentive reflect the aggregate projected realizable value from the vesting of time-based RSUs and from PRSUs based on TSR performance at the indicated performance level over the performance period.

Targeted Realizable Value
Annual Grants for 2014-2016 Performance Period*($)

Name	Threshold	Target	High
C. Taylor Pickett	2,056,178	4,243,141	7,747,880
Daniel J. Booth	1,207,563	2,329,445	4,158,083
Robert O. Stephenson	849,292	1,781,680	3,278,526
R. Lee Crabill	628,705	1,265,106	2,310,089
Michael D. Ritz	121,550	251,981	693,211

*
  Represents projected accrued taxable income realizable by the officer as of December 31, 2016. The Company’s anticipated compensation expense is expected to be materially lower. See “Overview” above.
The Compensation Committee determined that the target realizable value of the annual long-term incentive compensation grants should be split equally between RSUs as a retention incentive and PRSUs as a performance incentive.
Restricted Stock Unit Awards.   The number of shares of Company common stock subject to the annual RSU award was determined based on FPL’s calculation of the number of shares projected to produce as of December 31, 2016, one-half of the taxable compensation amount at target in the table immediately above. Each RSU award is subject to three-year cliff vesting on December 31, 2016 and will be subject to the officer’s continued employment on the vesting date, except in the case of a Qualifying Termination. If the Qualifying Termination is not in connection with a change in control, the officer will vest in the percentage of the RSUs set forth below.

Year of Qualifying Termination	Percentage Vested
2014	33 1/3%
2015	66 2/3%
2016	100%

If the Qualifying Termination occurs after, or within 60 days before, a change in control, vesting will be accelerated 100%. Dividend equivalents accrue on the RSU awards and will be paid currently on unvested and vested units. The number of vested RSUs will be paid in Company common stock upon vesting.
The time-based RSUs granted as of January 1, 2014 were for the number of shares shown in the chart below.

Name	1/1/2014 Grants of Time-Based Restricted Stock Units
C. Taylor Pickett	51,514
Daniel J. Booth	28,281
Robert O. Stephenson	21,630
R. Lee Crabill	15,359
Michael D. Ritz	3,059

Performance Restricted Stock Unit Awards.   The total number of shares of Company common stock subject to annual grants of PRSUs at each performance level (threshold, target and high) is that number of shares that is projected to produce as of December 31, 2016, an amount equal to the targeted realizable value shown in the table above, less the projected taxable compensation amount attributable to the RSUs under the annual grants. Therefore, like the transition grants, the total number of shares issued under these PRSUs if target performance is achieved will be equal to the number of shares subject to the RSUs under the annual grant. Similarly, the total number of shares issued under the PRSUs if threshold performance is achieved will be less, and if high performance is achieved will be more, than the number of shares subject to the RSUs under the annual grant. The level of PRSUs that will be earned will be based (i) 50% on the level of absolute TSR and (ii) 50% on the level of relative TSR achieved over the three year performance period ending December 31, 2016, as set forth in the same table that applies to the transition grants of PRSUs above.

The PRSU awards granted by the Committee as of January 1, 2014 allow the officers to earn a number of shares shown in the applicable column (threshold, target or high) of the chart depending on the level of performance over the three year performance period ending December 31, 2016.
PRSUs Granted 1/1/2014 for 1/1/2014-12/31/2016
Performance Period

Name	Threshold	Target	High
C. Taylor Pickett	1,106	51,514	127,114
Daniel J. Booth	2,622	28,280	67,584
Robert O. Stephenson	104	21,630	53,956
R. Lee Crabill	730	15,358	37,900
Michael D. Ritz	52	3,060	12,922

The baseline stock price from which TSR will be measured for the PRSUs over the three year performance period ending December 31, 2016 is $31.43, the average closing price per share of the Company’s common stock for November and December 2013.
The number of shares earned under the PRSUs will be determined as of the last day of the performance period. 25% of the earned PRSUs will vest on the last day of each quarter in 2017, subject to the officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination or will be accelerated 100% if the Qualifying Termination occurs on or after December 31, 2016. Like the transition grants of PRSUs, if a change in control occurs, the performance period will end on the date of the change in control. If the officer is employed on the date of the change in control or has a Qualifying Termination within 60 days after the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. The earned and vested PRSUs will be paid in Company common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of the performance period or on the date of a change in control, if earlier.
Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. Accrued dividend equivalents are paid to the employee at the date the shares attributable to vested PRSUs are distributable.
Other Benefits
All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) Plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution. We do not provide an option for our employees to directly invest in our stock under the 401(k) Plan.
We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and directors and are available to all salaried employees. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers, and we currently do not provide supplemental pensions to our employees, including the named executive officers.
Tax Deductibility of Executive Compensation
The SEC requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code. Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers (other than the Chief Financial Officer) unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Compensation Committee’s compensation policy and practices.
Risk Associated with Compensation
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee considered various factors that have the effect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking. The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:
•
  The Company has developed and adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;
•
  The Company has strong internal financial controls;
•
  Base salaries are consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•
  The determination of incentive awards is based on a review of a variety of indicators of performance as well as a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;
•
  The design of our multi-year compensation plan rewards executives for driving sustainable growth for stockholders three-year performance periods;
•
  The transition to rolling annual grants of long-term incentive compensation increases the importance of sustained long-term performance over time and reduces the influence of trading fluctuations within the final month of an end-to-end three-year program.
•
  The vesting periods for equity compensation awards encourage executives to focus on maintaining dividends and stock price appreciation;
•
  The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests; and
•
  The Committee has retained discretionary authority to adjust annual awards and payments, which further reduces any business risk associated with our plans.

Compensation Committee Report
The Committee reviewed and discussed the CD&A with management, and based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013.
Compensation Committee of the Board of Directors
Thomas F. Franke, Chairman
Harold J. Kloosterman
Bernard J. Korman
Edward Lowenthal
Stephen D. Plavin

Summary Compensation Table
The following table summarizes the compensation of our “named executive officers” for the years ended December 31, 2013, 2012 and 2011. Our named executive officers are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position (A)	Year (B)	Salary ($) (C)	Bonus ($)(1) (D)	Stock Awards ($)(2) (E)	Option Awards ($) (F)	Non-Equity Incentive Plan Compensation ($)(3) (G)	All Other Compensation ($)(4) (I)	Total ($) (J)
C. Taylor Pickett Chief Executive Officer	2013	700,000	315,000	5,534,915	—	735,000	15,300	7,300,215
	2012	636,000	190,800	502,234	—	763,200	15,000	2,107,234
	2011	615,000	184,500	6,314,120	—	721,600	14,700	7,849,920
Daniel J. Booth Chief Operating Officer	2013	440,000	132,000	3,028,252	—	308,000	15,300	3,923,552
	2012	403,500	80,700	300,799	—	322,800	15,000	1,122,799
	2011	390,000	78,000	3,636,205	—	301,600	14,700	4,420,505
Robert O. Stephenson Chief Financial Officer	2013	400,000	90,000	2,316,305	—	210,000	15,300	3,031,605
	2012	351,000	52,650	191,593	—	210,600	15,000	820,843
	2011	328,000	49,200	2,587,875	—	192,427	14,700	3,172,202
R. Lee Crabill Senior Vice-President of Operations	2013	330,000	69,300	1,641,187	—	161,700	15,300	2,217,487
	2012	315,750	41,048	138,436	—	164,190	15,000	674,424
	2011	305,500	39,715	1,858,132	—	152,343	14,700	2,370,390
Michael D. Ritz Chief Accounting Officer	2013	265,000	47,700	425,116	—	111,300	15,300	864,416
	2012	242,000	21,780	35,122	—	87,120	15,000	401,022
	2011	234,000	21,060	471,171	—	81,744	14,700	822,675

(1)
  Bonuses are reported in the year earned, whether or not paid before year end. Reflects the subjective component of annual cash bonus program payments as described under “Elements of Compensation — Annual Cash Bonus Opportunity.”
(2)
  Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). The fair value of PRSUs is based on the probable outcome of the performance conditions as of the grant date. For 2013, includes the grant date fair value of the annual PRSUs granted January 2013 and the transition grants granted as of December 31, 2013. For 2012, includes the annual PRSUs awarded in January 2012. For 2011, includes the multi-year PRSUs and restricted stock granted for 2011-2013 in addition to the annual PRSUs. In accordance with applicable SEC rules, 2011 amounts include the grant date fair value associated with the 2011 annual PRSUs, which were ultimately forfeited because the performance conditions were not met, as follows: Mr. Pickett — $576,699; Mr. Booth — $345,235; Mr. Stephenson — $220,193; Mr. Crabill — $159,078; Mr. Ritz — $40,369.
(3)
  Bonuses are reported in the year earned, whether or not paid before year end. Represents the objective performance components (adjusted FFO per share, tenant quality, and leverage) of annual cash bonus program payments as described under “Elements of Compensation — Annual Cash Bonus Opportunity.”
(4)
  “All Other Compensation” reflects 401(k) matching contributions. In accordance with SEC rules, dividend equivalents associated with PRSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

Grants of Plan Based Awards
The following table contains information relating to the plan based awards grants made in 2013 to our named executive officers under the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan and is intended to supplement the 2013 Summary Compensation Table above.

Name	Grant Type	Date of Compensation Committee Action	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)
C. Taylor Pickett	Annual Cash Bonus (Objective Metrics)(2)	01/29/2013	01/29/2013	490,000	612,500	735,000
	Annual PRSUs(3)	09/03/2010	01/01/2013				4,523	29,410	52,270	465,795
	Transition RSUs(4)	11/15/2013	12/31/2013							2,686,440
	Transition PRSUs(5)	11/15/2013	12/31/2013				1,936	90,149	222,449	2,382,680
Daniel J. Booth	Annual Cash Bonus (Objective Metrics)(2)	01/29/2013	01/29/2013	154,000	231,000	308,000
	Annual PRSUs(3)	09/03/2010	01/01/2013				2,560	16,566	31,363	278,228
	Transition RSUs(4)	11/15/2013	12/31/2013							1,474,832
	Transition PRSUs(5)	11/15/2013	12/31/2013				4,589	49,491	118,272	1,275,192
Robert O. Stephenson	Annual Cash Bonus (Objective Metrics)(2)	01/29/2013	01/29/2013	140,000	175,000	210,000
	Annual PRSUs(3)	09/03/2010	01/01/2013				1,806	12,512	19,872	178,577
	Transition RSUs(4)	11/15/2013	12/31/2013							1,128,019
	Transition PRSUs(5)	11/15/2013	12/31/2013				310	37,853	94,423	1,009,709
R. Lee Crabill	Annual Cash Bonus (Objective Metrics)(2)	01/29/2013	01/29/2013	69,300	115,500	161,700
	Annual PRSUs(3)	09/03/2010	01/01/2013				1,144	8,958	14,367	128,921
	Transition RSUs(4)	11/15/2013	12/31/2013							800,964
	Transition PRSUs(5)	11/15/2013	12/31/2013				1,278	26,878	66,325	711,302
Michael D. Ritz	Annual Cash Bonus (Objective Metrics)(2)	01/29/2013	01/29/2013	74,200	92,750	111,300
	Annual PRSUs(3)	09/03/2010	01/01/2013				450	2,269	3,641	32,761
	Transition RSUs(4)	11/15/2013	12/31/2013							159,549
	Transition PRSUs(5)	11/15/2013	12/31/2013				154	5,354	22,615	232,806

(1)
  Represents the fair value as of the applicable grant date. See the Option Exercises and Stock Vested table below for information regarding amounts earned with respect to awards vesting in 2013.
(2)
  Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of our annual cash bonus program for 2013. The actual bonuses earned 2013 under the objective metric components are reflected in the Summary Compensation Table above under the caption “Non-Equity Incentive Plan Compensation.” For more information regarding annual bonus opportunities including the subjective component, see the discussion in under “Annual Cash Opportunity” in the Compensation Discussion and Analysis section of this proxy statement.
(3)
  Reflects the range of shares that could have been earned as of the grant date under the annual PRSUs granted for 2013. Based on actual 2013 performance, these annual PRSUs vested at the high level. See the Option Exercises and Stock Vested table below. For more information regarding the annual PRSUs, see the discussion under “Stock Incentives Awards for 2011-2013 — Performance Restricted Stock Unit Awards.”
(4)
  Transition RSUs subject to three-year ratable time-based vesting (1∕3 per year) on December 31, 2014, 2015 and 2016 subject to continued employment on the vesting date except in the case of a Qualifying Termination that occurs after, or within 60 days before, a “change in control,” in which case the RSUs fully vest. Dividend equivalents accrue on the RSUs and will be paid currently on unvested and vested units. See “Stock Incentives from 2013 Forward — One-Time Transition Grants effective December 31, 2013 — Restricted Stock Unit Awards.”
(5)
  Reflects the range of shares that may be earned by each named executive officer, based on the level of performance over the performance period. The actual number of PRSUs earned is based on performance for the periods ending December 31, 2014 (28.6% weighting), December 31, 2015 (28.6% weighting), and December 31, 2016 (42.8% weighting). For each performance period, the number of shares that will be earned depends on the levels of absolute TSR (50% weighting) and relative TSR (50% weighting). Vesting is subject to continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the Officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control. Dividend equivalents accrue on PRSUs that subsequently vest. Accrued dividend equivalents are only payable if and to the extent of vesting of the PRSUs. See “Stock Incentives from 2013 Forward — One-Time Transition Grants effective December 31, 2013 — Restricted Stock Unit Awards”
Outstanding Equity Awards at Fiscal Year End
The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2013. Since the information is set forth as of December 31, 2013, it does not include equity awards that vested as of December 31, 2013 or the awards granted in 2014. There are no options outstanding.

Name	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
C. Taylor Pickett	2011-2013 PRSUs(2)	117,608	4,104,519
	2011-2013 PRSUs(3)	39,203	1,368,185
	Transition RSUs(4)	90,149	2,686,440
	2014 PRSUs(5)			63,620	1,895,876
	2014-2015 PRSUs(5)			63,621	1,895,906
	2014-2016 PRSUs(5)			95,208	2,837,198
Daniel J. Booth	2011-2013 PRSUs(2)	70,566	2,462,753
	2011-2013 PRSUs(3)	23,522	820,918
	Transition RSUs(4)	49,491	1,474,832
	2014 PRSUs(5)			33,826	1,008,015
	2014-2015 PRSUs(5)			33,826	1,008,015
	2014-2016 PRSUs(5)			50,620	1,508,476
Robert O. Stephenson	2011-2013 PRSUs(2)	44,713	1,560,484
	2011-2013 PRSUs(3)	14,904	520,150
	Transition RSUs(4)	37,853	1,128,019
	2014 PRSUs(5)			27,006	804,779
	2014-2015 PRSUs(5)			27,004	804,719
	2014-2016 PRSUs(5)			40,413	1,204,307
R. Lee Crabill	2011-2013 PRSUs(2)	32,327	1,128,212
	2011-2013 PRSUs(3)	10,775	376,048
	Transition RSUs(4)	26,878	800,964
	2014 PRSUs(5)			18,970	565,306
	2014-2015 PRSUs(5)			18,968	565,246
	2014-2016 PRSUs(5)			28,387	845,933
Michael D. Ritz	2011-2013 PRSUs(2)	8,193	285,936
	2011-2013 PRSUs(3)	2,731	95,312
	Transition RSUs(4)	5,354	159,549
	2014 PRSUs(5)			6,468	192,746
	2014-2015 PRSUs(5)			6,468	192,746
	2014-2016 PRSUs(5)			9,679	288,434

(1)
  Based on closing price of our common stock as of December 31, 2013. Includes value of dividend equivalent rights accrued with respect to PRSUs.
(2)
  Represents PRSUs earned (but not yet vested) based on absolute TSR for the 2011-2013 performance period. These units vest in four equal installments at the end of each calendar quarter in 2014 subject to continued employment except in the case of a Qualifying Termination or a change in control.

(3)
  Represents PRSUs earned (but not yet vested) based on relative TSR for the 2011-2013 performance period. These units vest in four equal installments at the end of each calendar quarter in 2014 subject to continued employment except in the case of a Qualifying Termination or a change in control.
(4)
  Represents transition RSUs granted as of December 31, 2013 that vest ratably (1∕3 per year) on December 31, 2014, 2015 and 2016 subject to continued employment on the vesting date, except in the case of a Qualifying Termination that occurs after, or within 60 days before a “change in control,” in which cases the RSUs fully vest. Dividend equivalents are paid currently on unvested and vested units.
(5)
  Represents transition PRSUs granted as of December 31, 2013 for the performance period indicated at the high performance level. The number of PRSUs that will be earned for each performance period will depend 50% on the level of absolute TSR and 50% on the level of relative TSR achieved over the applicable performance period. The earned PRSUs vest on the last day of the performance period, subject to the officer’s continued employment on the vesting date, except in the case of a Qualifying Termination or a change in control. If the Qualifying Termination is not in connection with a change in control, vesting will be prorated based on days elapsed through the date of the Qualifying Termination. The performance period will end on the date of a change in control. If the Officer is employed on the date of the change in control or has a Qualifying Termination within 60 days before the change in control, depending on the level of TSR and Relative TSR as of the date of the change in control, all, a portion or none of the PRSUs will be earned and vested on the date of the change in control.
Because actual TSR exceeded the high performance level for the last performance period, applicable guidance from the SEC requires the table above to reflect PRSUs that remain subject to performance conditions at the high performance level. Actual performance may vary materially. The supplemental table below provides information regarding unvested PRSUs held at December 31, 2013 at threshold, target and high performance.

Name		Threshold		Target		High
		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
C. Taylor Pickett	2014 PRSUs	554	16,509	25,782	768,304	63,620	1,895,876
	2014-2015 PRSUs	554	16,509	25,783	768,333	63,621	1,895,906
	2014-2016 PRSUs	828	24,674	38,584	1,149,803	95,208	2,837,198
Daniel J. Booth	2014 PRSUs	1,312	39,098	14,154	421,789	33,826	1,008,015
	2014-2015 PRSUs	1,313	39,127	14,155	421,819	33,826	1,008,015
	2014-2016 PRSUs	1,964	58,527	21,182	631,224	50,620	1,508,476
Robert O. Stephenson	2014 PRSUs	88	2,622	10,826	322,615	27,006	804,779
	2014-2015 PRSUs	89	2,652	10,826	322,615	27,004	804,719
	2014-2016 PRSUs	133	3,963	16,201	482,790	40,413	1,204,307
R. Lee Crabill	2014 PRSUs	366	10,907	7,688	229,102	18,970	565,306
	2014-2015 PRSUs	365	10,877	7,686	229,043	18,968	565,246
	2014-2016 PRSUs	547	16,301	11,504	342,819	28,387	845,933
Michael D. Ritz	2014 PRSUs	44	1,311	1,532	45,654	6,468	192,746
	2014-2015 PRSUs	44	1,311	1,530	45,594	6,468	192,746
	2014-2016 PRSUs	66	1,967	2,292	68,302	9,679	288,434

Option Exercises and Stock Vested for 2013
The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2013. The Company’s absolute TSR for 2013 was 32.3%, resulting in the vesting of the annual PRSUs at the high level as shown in the table below. There were no options outstanding or vested in 2013.

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)(2)
C. Taylor Pickett(3)	228,732	6,913,436
Daniel J. Booth	130,759	3,954,954
Robert O. Stephenson(4)	94,946	2,866,353
R. Lee Crabill	68,115	2,056,550
Michael D. Ritz(5)	17,254	520,942

(1)
  Represents vesting of time-based restricted stock and 2013 annual PRSUs, whether or not the underlying shares were issued before year end.
(2)
  Based on closing price of our common stock as of the date of vesting, plus the value of dividend equivalent rights paid on vested PRSUs.
(3)
  Mr. Pickett elected to defer receipt of 52,270 shares issuable upon vesting of the 2013 annual PRSUs until January 2017.
(4)
  Mr. Stephenson elected to defer receipt of 19,872 shares issuable upon vesting of the 2013 annual PRSUs until February 2015.
(5)
  Mr. Ritz elected to defer receipt of 3,641 shares issuable upon vesting of annual PRSUs until February 2017.
Nonqualified Deferred Compensation
Our Deferred Stock Plan enables our directors and executive officers to defer receipt of stock issuable upon the vesting of equity awards, subject to the terms of the plan and agreements approved by the Compensation Committee for such purpose. This plan is intended to permit our directors and officers to delay the timing of taxation of equity awards that they have earned to satisfy their tax planning goals and thereby assist in the retention of directors and officers. The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee. If a participant makes a deferral election, the deferred shares will not be issued when vested but rather at a later date or event specified in the deferral agreement.
Unless otherwise determined by the Compensation Committee, all stock that is deferred will accrue dividend equivalents. Under the terms of the Deferred Stock Plan, the Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the stock or may give the participant the right to elect to receive the dividend equivalents currently or defer them. If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement. Under the terms of the plan, the Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate specified by the Compensation Committee. Under the existing deferral agreements, the Committee has provided that a participant may elect when making a deferral election (a) to convert dividend equivalents into the right to receive additional shares of common stock based on the trading price of common stock on the date that dividends are paid and have the additional shares issued when the deferred stock is issued, (b) to accrue interest on a quarterly basis on dividend equivalents at the Company’s average borrowing rate for the previous quarter and have the interest paid in cash when the deferred stock is issued, or (c) to have dividend equivalents paid in cash currently when they are earned.
Messrs. Pickett, Stephenson and Ritz elected to defer receipt of the common stock issuable upon vesting of the 2013 annual PRSUs pursuant to the Deferred Stock Plan. No other named executive officer deferred compensation or had a deferred compensation balance at December 31, 2013. The following table shows nonqualified deferred compensation activity for our named executive officers in 2013.

Name	Executive Contributions in last Fiscal Year ($)(1)(2)	Company Contributions in last Fiscal Year ($)	Aggregate Earnings in last Fiscal Year ($)	Aggregate Withdrawal/ Distributions ($)	Aggregate Balance at Last Fiscal Year ($)(2)(3)
C. Taylor Pickett	1,557,646	—	—	—	1,557,646
Daniel J. Booth	—	—	—	—	—
Robert O. Stephenson	592,186	—	—	—	592,186
R. Lee Crabill	—	—	—	—	—
Michael D. Ritz	108,502	—	—	—	108,502

(1)
  Based on closing price of our common stock as of the date of vesting of stock awards deferred in the following amounts: Mr. Pickett — 52,270 shares; Mr. Stephenson — 19,872 shares; Mr. Ritz — 3,641 shares.
(2)
  The fair value for accounting purposes as of the date of grant is included in the Stock Awards column of the Summary Compensation table, and is quantified Grants of Plan Based Awards table above.
(3)
  Based on closing price of our common stock as of December 31, 2013.
Compensation and Severance Agreements
C. Taylor Pickett Employment Agreement
We entered into an employment agreement with C. Taylor Pickett, dated as of November 15, 2013, as our Chief Executive Officer. The agreement is set to expire on December 31, 2016.
Mr. Pickett’s current base salary is $717,500 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn an annual bonus of 100%, 125% and 150%, respectively, for threshold, target and high performance, respectively, of his annual base salary. For a discussion of actual bonus arrangements for 2013 and 2014, see “Annual Cash Bonus Opportunity” on pages 25-27 above.
If during the term of the employment agreement we terminate Mr. Pickett’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to three times the sum of his then current annual base salary plus his average annual bonus over the last three completed fiscal years, which amount will be paid in installments over the 36-month-period following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Pickett’s employment to more than 50 miles away without his consent.
Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for three years thereafter, Mr. Pickett is obligated not to provide managerial services or management consulting services to a “competing business” within the states in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for three years thereafter, Mr. Pickett agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if Mr. Pickett remains employed by us through the date the term of the employment agreement expires, December 31, 2016, the noncompetition and nonsolicitation provisions also expire on that date.
Daniel J. Booth Employment Agreement
We entered into an employment agreement with Daniel J. Booth, dated as of November 15, 2013, as our Chief Operating Officer. The agreement is set to expire on December 31, 2016.
Mr. Booth’s current base salary is $451,000 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn an annual bonus of 50%, 75% and 100%, respectively, for threshold, target and high performance, respectively, of his annual base salary. For a discussion of actual bonus arrangements for 2013 and 2014, see “Annual Cash Bonus Opportunity” on pages 25-27 above.
If during the term of the employment agreement we terminate Mr. Booth’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to two times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 24-month period following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Booth’s employment to more than 50 miles away without his consent.
Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
Mr. Booth is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for two years thereafter, Mr. Booth is obligated not to provide managerial services or management consulting services to a “competing business” within the states in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for two years thereafter, Mr. Booth agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if Mr. Booth remains employed by us through the date the term of the employment agreement expires, December 31, 2016, the noncompetition and nonsolicitation provisions also expire on that date.
Robert O. Stephenson Employment Agreement
We entered into an employment agreement with Robert O. Stephenson, dated as of November 15, 2013, as our Chief Financial Officer. The agreement is set to expire on December 31, 2016.
Mr. Stephenson’s current base salary is $410,000 per year may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn 50%, 62.5% and 75%, respectively, for threshold, target and high performance, respectively, of his annual base salary. For a discussion of actual bonus arrangements for 2013 and 2014, see “Annual Cash Bonus Opportunity” on pages 25-27 above.
If during the term of the employment agreement we terminate Mr. Stephenson’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Stephenson’s employment to more than 50 miles away without his consent.
Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
Mr. Stephenson is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for 18 months thereafter, Mr. Stephenson is obligated not to provide managerial services or management consulting services to a “competing business” within the states in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for 18 months thereafter, Mr. Stephenson agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if Mr. Stephenson remains employed by us through the date the term of the employment agreement expires, December 31, 2016, the noncompetition and nonsolicitation provisions also expire on that date.
R. Lee Crabill, Jr. Employment Agreement
We entered into an employment agreement with R. Lee Crabill, dated as of November 15, 2013, as our Senior Vice President of Operations. The agreement is set to expire on December 31, 2016.
Mr. Crabill’s current base salary is $338,250 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn 30%, 50% and 70%, respectively, for threshold, target and high performance, respectively, of his annual base salary. For a discussion of actual bonus arrangements for 2013 and 2014, see “Annual Cash Bonus Opportunity” on pages 25-27 above.
If during the term of the employment agreement we terminate Mr. Crabill’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Crabill’s employment to more than 50 miles away without his consent.
Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
Mr. Crabill is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for 18 months thereafter, Mr. Crabill is obligated not to provide managerial services or management consulting services to a “competing business”

within the states in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for 18 months thereafter, Mr. Crabill agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if Mr. Crabill remains employed by us through the date the term of the employment agreement expires, December 31, 2016, the noncompetition and nonsolicitation provisions also expire on that date.
Michael D. Ritz Employment Agreement
We entered into an employment agreement with Michael D. Ritz, dated as of November 15, 2013, as our Chief Accounting Officer. The term of the agreement expires on December 31, 2016.
Mr. Ritz’s current base salary is $271,625 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn 40%, 50% and 60%, respectively, for threshold, target and high performance, respectively, of his annual base salary. For a discussion of actual bonus arrangements for 2013 and 2014, see “Annual Cash Bonus Opportunity” on pages 25-27 above.
If during the term of the employment agreement we terminate Mr. Ritz’ employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 12-month-period following his termination. If any payments would be subject to the excise tax associated with parachute payments in connection with a change in control, the severance payments (and any other payments or benefits) under any other agreements will be reduced to the maximum amount that can be paid without incurring an excise tax, but only if that would result in the Officer retaining a larger after-tax amount. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Ritz’ employment to more than 50 miles away without his consent.
Mr. Ritz is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.
Mr. Ritz is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Ritz is obligated not to provide managerial services or management consulting services to a “competing business” within the states in which the Company does business. Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for one year thereafter, Mr. Ritz agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees. However, if Mr. Ritz remains employed by us through the date the term of the employment agreement expires, December 31, 2016, the noncompetition and nonsolicitation provisions also expire on that date.
Potential Payments Upon Termination or Change of Control
The table below illustrates the incremental or accelerated compensation that would have been payable in the event of the events identified below, as if they had occurred as of December 31, 2013. For equity awards, the amounts in the table below reflect the fair market value of the stock that would be issuable as result of the acceleration of the vesting of equity awards in connection with the events identified, based on the $29.80 per share closing price of our common stock at December 31, 2013.

The occurrence of a change of control does not increase severance benefits or bonus payments that would otherwise be payable. However, in the case of the RSUs granted in 2013, vesting is accelerated 100% upon a Qualifying Termination that occurs after, or within 60 days before, a change in control. In addition, vesting of the PRSUs granted in 2013 and vesting of the multi-year PRSUs for the 2011-2013 performance period is accelerated upon a change in control but only as to those PRSUs earned based on performance through the date of the change in control. For a description of the vesting of RSUs and PRSUs, see “Stock Incentives Awards” on pages 27-30 above.
The term “Qualifying Termination” refers to death, disability, termination without “cause”, or resignation for “good reason.” For a description of circumstances constituting “cause” and “good reason” and related information, see the discussion of each officer’s employment agreement above.

	Triggering Event as of December 31, 2013
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
C. Taylor Pickett:
Severance	5,010,099	—	—	—	5,010,099
Bonus	—	1,050,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	2,686,440
Transition PRSUs(2)	4,208	4,208	4,208	1,343,220	1,343,220
2011-2013 Multi-Year PRSUs(3)	5,472,704	5,472,704	5,472,704	5,472,704	5,472,704
Total Value:	10,487,011	6,526,912	5,476,912	6,815,924	14,512,463
Daniel J. Booth:
Severance	1,695,400	—	—	—	1,695,400
Bonus	—	440,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	1,474,832
Transition PRSUs(2)	2,310	2,310	2,310	737,416	737,416
2011-2013 Multi-Year PRSUs(3)	3,283,671	3,283,671	3,283,671	3,283,671	3,283,671
Total Value:	4,981,381	3,725,981	3,285,981	4,021,087	7,191,319
Robert O. Stephenson:
Severance	1,002,438	—	—	—	1,002,438
Bonus	—	300,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	1,128,019
Transition PRSUs(2)	1,767	1,767	1,767	564,010	564,010
2011-2013 Multi-Year PRSUs(3)	2,080,634	2,080,634	2,080,634	2,080,634	2,080,634
Total Value:	3,084,839	2,382,401	2,082,401	2,644,644	4,775,101

	Triggering Event as of December 31, 2013
	Involuntary Without Cause or Voluntary for Good Reason ($)	Death ($)	Disability ($)	Change in Control Without Termination ($)	Involuntary Without Cause or Voluntary for Good Reason Upon a Change in Control ($)
R. Lee Crabill:
Severance	809,148	—	—	—	809,148
Bonus	—	231,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	800,964
Transition PRSUs(2)	1,255	1,255	1,255	400,482	400,482
2011-2013 Multi-Year PRSUs(3)	1,504,260	1,504,260	1,504,260	1,504,260	1,504,260
Total Value:	2,314,663	1,736,515	1,505,515	1,904,742	3,514,854
Michael D. Ritz:
Severance	388,568	—	—	—	388,568
Bonus	—	159,000	—	—	—
Accelerated Vesting of Equity Awards:
Transition RSUs(1)	—	—	—	—	159,549
Transition PRSUs(2)	250	250	250	79,775	79,775
2011-2013 Multi-Year PRSUs(3)	381,248	381,248	381,248	381,248	381,248
Total Value:	770,066	540,498	381,498	461,023	1,009,140

(1)
  In the event of a Qualifying Termination that occurs after or within 60 days before a change in control, the Transition RSUs would vest 100%. See “Stock Incentives from December 31, 2013 Forward — One-Time Transition Grants effective December 31, 2013 — “Restricted Stock Unit Awards.”
(2)
  In the event of a Qualifying Termination that is not in connection with a change in control, PRSUs that are actually earned based on performance determined as of the end of the full performance period would vest pro rata based on days elapsed through the date of termination. Although performance is not determinable until the end of the performance period, for purposes of this table we have assumed that performance for the full period would be at target and prorated the shares that would be earned for the one day elapsed from the grant date as of December 31, 2013. In the event of a change in control, the performance period ends. If the executive is employed on the date of the change in control or had a Qualifying Termination within 60 days before the date of the change in control, the Transition PRSUs granted as of December 31, 2013 would vest based on actual performance through the date of the change in control. Assuming that the sale price per share of common stock in a hypothetical change in control on December 31, 2013 were equal to the closing price per share on December 31, 2013, none of the absolute TSR portion of the Transition PRSUs would have vested. For purposes of this table, we have assumed that the relative TSR portion of the Transition PRSUs would have vested at target in the event of a Qualified Termination upon a change in control as of December 31, 2013. See “Stock Incentives from December 31, 2013 Forward — One-Time Transition Grants effective December 31, 2013 — Performance Restricted Stock Unit Awards.”
(3)
  Reflects PRSUs for the 2011 – 2013 performance period earned based on performance but not yet vested as of December 31, 2013. These units vest in four equal installments at the end of each calendar quarter in 2014 subject to continued employment except in the case of a Qualifying Termination or a change in control, in which case such awards fully vest. See “Stock Incentive Awards — Stock Incentives For 2011-2013 — Performance Restricted Stock Unit Awards.”

Compensation of Directors
Our non-employee directors are entitled to receive (i) an annual cash retainer of $37,500 payable in quarterly installments of $9,375; (ii) a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $12,500 by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15 and November 15; and (iii) an annual grant of 3,000 shares of restricted stock, with an additional 500 restricted shares granted to the Chairman of the Board annually. In addition, the Chairman of the Board receives an additional annual cash payment of $39,500, the Chairman of the Audit Committee receives an additional annual cash payment $17,500, the Chairman of the Compensation Committee receives an additional annual cash payment of $12,000 and all other committee chairmen receive additional annual cash payments of $10,000 per committee chaired. We also pay each non-employee director a fee of $1,500 per meeting for attendance at each regularly scheduled or special meeting of the Board of Directors or committee of the Board of Directors, whether in person or telephonic.
The annual grants of restricted stock described above vest in three annual installments over three years. The annual restricted stock grants to non-employee directors were made commencing in 2013 and in future years as of the date of the annual meeting and commenced vesting on the anniversary of the annual meeting date. Before 2013, the annual restricted stock grants were made in January of each year and vesting commenced on the following January 1. To make up for the delayed grant date and delayed vesting in transitioning to the new annual grant schedule in 2013, on January 29, 2013 the Compensation Committee made a one-time special grant of 1,250 shares of restricted stock to each non-employee director (1,458 shares in the case of the Chairman of the Board), representing5∕12 of the normal annual restricted stock to non-employee directors. The vesting of non-employee director restricted stock is subject to the director’s continuing service on each vesting date, other than in the case of the director’s death, disability, mandatory retirement in accordance with the Company’s mandatory retirement policy for directors, or change in control of the Company in which case the restricted stock fully vests.
In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors. Employee directors receive no compensation for service as directors.
The table below sets forth the compensation paid to our non-employee directors for 2013:

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Craig R. Callen	37,125	132,153	—	169,278
Thomas F. Franke	78,000	177,666	—	255,666
Barbara B. Hill	38,625	132,153	—	170,778
Harold J. Kloosterman	86,500	177,666	—	264,166
Bernard J. Korman	110,000	198,936	—	308,936
Edward Lowenthal	80,500	177,666	—	258,166
Stephen D. Plavin	89,500	177,666	—	267,166

(1)
  Represents the fair value dollar amount on the grant date of the stock grants set forth below:

Name	Grant Date	Shares Awarded(1)		Grant Date Fair Value ($)
Craig R. Callen	5/15/2013	342	(2)	12,497
	6/6/2013	3,000	(2)	94,650
	8/15/2013	431	(2)	12,490
	11/15/2013	391	(2)	12,516
Thomas F. Franke	1/28/2013	1,250		33,025
	2/15/2013	450		12,488
	5/15/2013	342		12,497
	6/6/2013	3,000		94,650
	8/15/2013	431		12,490
	11/15/2013	391		12,516
Barbara B. Hill	5/15/2013	342		12,497
	6/6/2013	3,000		94,650
	8/15/2013	431		12,490
	11/15/2013	391		12,516
Harold J. Kloosterman	1/28/2013	1,250	(2)	33,025
	2/15/2013	450	(2)	12,488
	5/15/2013	342	(2)	12,497
	6/6/2013	3,000	(2)	94,650
	8/15/2013	431	(2)	12,490
	11/15/2013	391	(2)	12,516
Bernard J. Korman	1/28/2013	1,458	(2)	38,520
	2/15/2013	450		12,488
	5/15/2013	342		12,497
	6/6/2013	3,500	(2)	110,425
	8/15/2013	431		12,490
	11/15/2013	391		12,516
Edward Lowenthal	1/28/2013	1,250		33,025
	2/15/2013	450	(2)	12,488
	5/15/2013	342	(2)	12,497
	6/6/2013	3,000		94,650
	8/15/2013	431	(2)	12,490
	11/15/2013	391	(2)	12,516
Stephen D. Plavin	1/28/2013	1,250		33,025
	2/15/2013	450		12,488
	5/15/2013	342		12,497
	6/6/2013	3,000		94,650
	8/15/2013	431		12,490
	11/15/2013	391		12,516

(1)
  The total number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2013 was: Messrs. Franke, Kloosterman, Lowenthal and Plavin: 7,250 each; Ms. Hill and Mr. Callen: 3,000 each; and Mr. Korman: 8,457.
(2)
  All of the shares awarded to Mr. Callen and Mr. Kloosterman and partial shares awarded to Mr. Korman and Mr. Lowenthal in 2013 were deferred pursuant to the Deferred Stock Plan described under “Nonqualified Deferred Compensation.”

Compensation Committee Interlocks and Insider Participation
Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2013, and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.
STOCKHOLDER PROPOSALS
January 1, 2015 is the date by which proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
If a stockholder wishes to present a proposal at our annual meeting or to nominate one or more directors and the proposal is not intended to be included in our proxy statement related to that meeting, the stockholder must give advance written notice to us prior to the deadline for such meeting determined in accordance with our Amended and Restated Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on April 20, 2011 (our “Amended and Restated Bylaws”). In general, our Amended and Restated Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances. For purposes of our 2015 Annual Meeting of Stockholders, such notice must be received not later than March 14, 2015 nor earlier than February 12, 2015. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. Our Amended and Restated Bylaws set out specific requirements that such stockholders and written notices must satisfy. Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.
EXPENSES OF SOLICITATION
The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.
Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2013, except that Mr. Stephenson filed one Form 4 report late relating to one transaction.
HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices, and if applicable, proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice to the stockholders at that address. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household Notices and proxy materials, if applicable, by delivering a single Notice and proxy materials, if applicable, to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or proxy materials, if applicable, or if you are receiving multiple copies of the Notice or proxy materials, if applicable, and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.
OTHER MATTERS
The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

C. Taylor Pickett
Chief Executive Officer
April 29, 2014
Hunt Valley, Maryland

OMEGA HEALTHCARE INVESTORS, INC.200 INTERNATIONAL CIRCLE SUITE 3500 HUNT VALLEY, MD 21030 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.1. Election of DirectorsNominees 01 Barbara B. Hill 02 Harold J. Kloosterman 03 C. Taylor Pickett The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain2 Ratification of Independent Auditors Ernst & Young LLP.3 Approval, on an Advisory Basis, of Executive Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting Yes No 0Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .OMEGA HEALTHCARE INVESTORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 23, 2014 at the Annual Meeting of Stockholders to be held on June 12, 2014 or any adjournment thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specification is made, this Proxy will be voted (i) FOR the election of directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor and (iii) FOR the approval, on an advisory basis, of the Company's executive compensation. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment thereof. Continued and to be signed on reverse side